                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT

      THIS  AGREEMENT,  dated and  effective as of February 1, 2007,  is entered into by and among WHX  CORPORATION  ("WHX"),  a corporation  organized under the laws of the State of Delaware,  HANDY & HARMAN ("H&H"), a corporation  organized under the laws of the State of New York, each with principal  offices located at
555 Theodore Fremd Avenue, Rye, New York 10580 (collectively,  the "Companies"), and JIM  MCCABE  (the  "Executive"),  an  individual  with a  residence  at 1363
Worthington Court, Ambler PA.

      NOW, THEREFORE,  in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency  of which are  hereby  acknowledged,  the  parties  hereto  agree as follows:

      1. EMPLOYMENT; TERM.

            (a)  Executive's  employment  with each of the Companies shall begin thirty  (30)  days  following  notice  from the  Companies  that  Executive  has satisfied  all of the  conditions of the offer and Executive has been provided a mutually  agreed-upon  employment  agreement  that  has  been  executed  by  the
Companies (the "Effective Date") pursuant to the terms and conditions  contained herein.  The Executive shall hold the office of Senior Vice President of each of the Companies.  The Executive shall perform all the duties consistent with these positions as set forth in each of the Companies'  By-Laws,  as well as any other duties  commensurate  with the  Executive's  positions  that are assigned to the
Executive from time to time by the respective  Board of Directors of each of the
Companies (the "Boards").

      The Executive  shall devote his full working time,  attention and energies to the business of each of the Companies and shall not,  during the term of this
Agreement,  be  engaged  in any other  business  activity,  whether  or not such business  activity is pursued  for gain,  profit or other  pecuniary  advantage;
however,  this shall not be construed as preventing the Executive from investing his personal assets in any business or venture which does not compete,  directly or  indirectly,  with either of the  Companies  in any  manner,  in such form or manner as will not require  any  services  on the part of the  Executive  in the operation of the affairs of the entities in which such  investments are made and in which the Executive's  participation  is solely that of an investor,  and the
Executive may purchase  securities in any corporation  for which  securities are regularly traded, provided, that such purchase shall not result in the Executive beneficially  owning  at any one time  one  percent  (1%) or more of the  equity securities of any corporation  engaged in a business  directly  competitive with either of the Companies.

            (b) The term of this Agreement  shall commence on the Effective Date and shall  continue in full force and effect until the first  anniversary of the
Effective  Date, at which time,  and on each  anniversary  of the Effective Date thereafter,  the term of this  Agreement  shall be  extended  for a one (1) year period until the next anniversary thereafter (such period, as it may be extended from time to time, the "Term"),  unless one party hereto shall provide notice of termination  to the other  party  hereto no less than  thirty (30) days prior to such  anniversary  or on such earlier date as this  Agreement is  terminated  in accordance with the provisions set forth below.

      2.  COMPENSATION.  Subject to the terms and conditions of this  Agreement, the Companies shall collectively pay to the Executive, as aggregate compensation for the  duties to be  performed  by the  Executive  under this  Agreement,  the following:

            (a) A base salary of not less than $300,000 per annum, to be paid in equal installments no less frequently than monthly.

            (b) The Executive  shall also be entitled to such annual  bonus,  if any, as the Board or the Compensation Committee of WHX, in its sole and absolute discretion,  shall determine,  in accordance with the terms of any bonus plan of each of the Companies  applicable  to Executive.  The bonus for 2007 will not be less than $100,000 as long as the Executive  has not been  terminated  for Cause
(as defined in Section  5(a) below) or  terminated  his  employment  pursuant to
Section 6(b) below, prior to April 1, 2008.

            (c) WHX agrees to grant Executive  50,000 options (the "Options") to purchase  WHX's  common  stock,  pursuant  to the  draft  2007  WHX  Corporation
Incentive  Stock Plan (the  "Plan").  Such  Options  shall be made  available to
Executive as soon as practicable  (but in no event earlier than WHX's receipt of shareholder approval for the Plan and the filing of a Registration  Statement on
Form S-8  registering  the  securities  to be  issued  thereunder),  and if such approval and  registration  has not been  obtained on or prior to September  30,
2007, , then Executive shall be issued 50,000 "phantom"  options in lieu of such
Options at that time, with such "phantom"  options to have the same strike price and vesting  provisions  as the Options would have had on September 30, 2007 had the Plan been approved by WHX's  shareholders as of that date. If, however,  WHX issues  "phantom"  options to other  executives of the Companies  generally on a different  date,  then the date above of  September  30, 2007 shall be deemed to have been changed to such other date.

      3.  VACATION.  The Executive  shall be entitled to vacation,  with pay, of four (4) weeks in each calendar year.  This vacation time shall be pro-rated for partial employment in the final calendar year of employment.

      4.  BENEFITS.  The Executive  shall receive the benefits made available to executives of each of the Companies, including without limitation the following:

            (a) Health insurance coverage,  if and to the extent provided to all other employees of each of the Companies;

            (b) A  temporary  living  allowance  of  $3,400  per  month  through
February 2009 and a car allowance of $600.00 per month; and

            (c) Life insurance,  disability insurance and 401-K benefits, if and to the extent  provided to executives of either of the Companies  (excluding any benefits anyone else is entitled to under any supplemental  executive retirement program).

      Executive acknowledges that to the extent that any of the compensation and benefits  described  herein  constitute  wages or other  taxable  income  to the
Executive,  such wages or other  taxable  income shall be subject to  applicable income and employment tax withholding, as required.

      5.  TERMINATION OF AGREEMENT BY EACH OF THE COMPANIES.  This Agreement may
be terminated  by either of the  Companies by providing  notice to the Executive pursuant to Section 12 below upon the occurrence of any of the following:

            (a) For Cause (as defined below);

            (b) Death of the Executive;

            (c) Disability (as defined below) of the Executive; or

            (d) Without Cause.

      The term "Cause," as used herein,  means: (i) the Executive's  engaging in conduct which is materially injurious to either of the Companies or any of their respective customer or supplier relationships, monetarily or otherwise; (ii) the
Executive's  engaging in any act of fraud,  misappropriation  or embezzlement or sexual or other harassment of any employee of either of the Companies; (iii) the
Executive's  engagement in any act which would or does constitute a felony; (iv)
the willful or continued  failure by the Executive to substantially  perform his duties,  including, but not limited to, willful misconduct,  gross negligence or other acts of dishonesty; or (v) the Executive's material violation or breach of this Agreement.

      The term "Disability," as used herein,  means the Executive's absence from the  full-time  performance  of his  duties  hereunder  for a period of at least ninety (90) days, whether or not consecutive, within any twelve (12) consecutive month period as a result of any incapacity due to physical or mental illness.

      If the  Agreement is  terminated  pursuant to Sections 5 (a), (b), or (c), then  Executive  shall be entitled  to receive  from each of the  Companies  the aggregate of any due but unpaid compensation through the date of termination; if pursuant to Section  5(b),  all life  insurance  proceeds to which his estate is entitled  pursuant to any life  insurance  program  maintained  by either of the
Companies  in which he is a  participant;  if  pursuant  to  Section  5(c),  any disability insurance payments to which he is entitled pursuant to any disability insurance  program  maintained  by  either  of the  Companies  in  which he is a participant;  and any expenses  incurred and  submitted  for  reimbursement,  in accordance  with  Section 8, but not paid prior to such  termination.  Executive shall receive no further benefits or compensation, except as required by law.

      6. TERMINATION OF AGREEMENT BY THE EXECUTIVE.

            (a) This  Agreement  may be terminated by the Executive by providing written  notice to either of the  Companies  within sixty (60) days  following a
Material  Diminution (as defined  below) of the  Executive's  position,  duties, responsibilities or base salary compensation with either of the Companies or the relocation of WHX's  headquarters to a location more than 50 miles from Rye, New
York (a "Material Diminution or Relocation Termination  Election").  In the case of a Material  Diminution or Relocation  Termination  Election by the Executive,
such Company or Companies  shall have ten (10)  business  days  following  their receipt  of  written  notice  of  termination  from the  Executive  to cure such
Material  Diminution  or  Relocation.  In the case of a Material  Diminution  or
Relocation  Termination  Election, if such Company or Companies do not cure such
Material  Diminution or Relocation  within the ten (10) business days  following its receipt of such Material Diminution or Relocation  Termination Election from the Executive,  pursuant to this Section,  termination of Executive's employment shall be effective at the end of such ten (10) business day period.

      "Material  Diminution"  shall only mean a situation in which the Executive is no longer employed as the Senior Vice President of both of the Companies,  or
employed  or  offered  employment  in  substantially   equivalent  positions  of
substantially  equivalent  companies,  regardless  of what,  if any,  additional positions  Executive  may from  time to time  hold or not hold  with each of the
Companies or its subsidiaries or affiliates,  or the material  diminution of the duties  or  responsibilities  commensurate  with the  position  of  Senior  Vice
President  of the  Companies,  or a  reduction  of the  Executive's  base salary compensation below the amount set forth herein.

            (b) In all other instances,  the Executive may voluntarily terminate his  employment  upon  thirty  (30)  days  prior  written  notice to each of the
Companies.

      7. SEVERANCE AND OTHER PAYMENTS.

            (a) In the event the Executive's  employment is terminated by either of the Companies  pursuant to Section 5(d) of this Agreement,  which termination shall  include  the giving of notice not to extend the Term  pursuant to Section
1(b),  the  Companies  collectively  agree to pay to the  Executive as aggregate compensation:  (i) a lump-sum cash payment equal to his then current annual base
salary  (the   "Severance   Payment");   (ii)  monthly  COBRA  payments  of  any
health-related benefits (medical,  dental, and vision) as are then in effect for either a 12-month period following termination or until the Executive obtains or is eligible for coverage  through a subsequent  employer,  whichever is earlier;
(iii) any bonus payment that  Executive may be entitled to pursuant to any bonus plans as are then-in-effect;  and (iv) a car (not living) allowance, as provided pursuant to Section 4(b), for a one year period after termination. Prior to, and as a precondition to the payment of the Severance  Payment,  the Executive shall deliver to each of the  Companies  a general  release of each of the  Companies, their  subsidiaries  and  affiliates,  and  each of their  officers,  directors, employees,  agents,  successors  and assigns (but excluding a release of each of the Companies'  continuing  obligations  under this Agreement and/or pursuant to its continuing  indemnification  obligations to Executive  under their charters, bylaws,  resolutions  of each of the Board of  Directors  and  under  applicable insurance policies), in a form acceptable to each of the Companies and provide a
Director  Resignation (as defined below),  if applicable.  The Severance Payment and bonus payment  referred to in Section  7(a)(iii) shall be made no later than ten (10)  business  days  following the delivery by the Executive of the release referred to above and the  Director  Resignation  (if  applicable),  and if said release and the Director Resignation are not so delivered within sixty (60) days of the  Executive's  receipt of said release  (which  release shall be delivered promptly  to  Executive  following  his  termination  of  employment),  then the
Executive  shall not be  entitled  to  receive  any  Severance  Payment or other benefits described herein. In all other instances,  including termination of the

Executive's employment for Cause,  termination pursuant to Sections 5(b) or 5(c)
above,  or if the  Executive  voluntarily  leaves the  employment of each of the
Companies  (other  than for a reason  set  forth in  Section  6(a)  above),  the
Executive  shall not be eligible or  entitled  to, and neither of the  Companies shall be obligated to make, any payment  following the Executive's  termination, including the Severance  Payment,  except as otherwise  provided in Section 5 or
Section 7(b), and each of the Companies shall have no further obligations to the
Executive  including the obligation for a car allowance.  Executive agrees that, upon the  termination  of his employment  with each of the  Companies,  he shall immediately resign his positions,  if any, as an officer and director of each of the Companies and each of its subsidiaries (the "Director Resignation").

            (b) In the event the Executive terminates his employment pursuant to
Section 6(a),  and either of the Companies does not cure timely the situation as provided in Section 6(a) under which the  Executive has elected to terminate his employment, then the Executive shall be entitled to receive from such Company or
Companies the same  payments and benefits as provided for in the first  sentence of Section 7(a) above,  subject to the same terms and  conditions  set forth for the receipt of such payments and benefits as provided for in Section 7(a) above.

            (c) The Executive's  entitlement to the Severance  Payment and other payments listed in the first sentence of Section 7(a) (except for COBRA payments as provided  therein),  described in Sections 7(a) and 7(b) above,  shall not be impacted or otherwise  effected by other employment the Executive may obtain and the Executive shall be under no obligation to seek other  employment in order to receive such Severance  Payment and other payments  listed in the first sentence of Section 7(a).

      8. EXPENSES.  Any ordinary and necessary expenses  reasonably  incurred by the Executive in connection  with his employment by each of the  Companies,  and which are  directly  connected  with or  pertaining  to the  furtherance  of the business of each of the  Companies  in  accordance  with each of the  Companies'
Travel & Expense  Policy,  shall be  reimbursed  to the Executive by each of the
Companies,  within  thirty  (30) days from the date of the receipt of an expense report,  attaching  receipts stating:  (i) the amount of such expense;  (ii) the time and place that the expense was incurred;  (iii) the business purpose of the expense; and (iv) the business  relationship to each of the Companies of persons entertained, if any.

      9. DISCLOSURE OF INFORMATION.

            (a) The Executive will not at any time,  whether during or after the termination of his employment, divulge, use, furnish, disclose or make available to any person or  entity,  any  non-public  information  concerning  each of the
Companies'  business,  including  without  limitation,  its marketing  plans and strategies,  pricing policies,  planned strategies related to sources of supply, methods of delivery,  customer  names,  purchasing  needs and/or  priorities  of customers,  and the finances or financial  information of each of the Companies, so  far as  such  information  has  come  to his  knowledge  as a  result  of or subsequent to his employment by each of the Companies, except to the extent that disclosure  may be required by law or to the extent that such  information is in the public domain through no fault of the Executive.  The Executive acknowledges that such information,  including without limitation, information regarding each of the Companies' customers, their purchasing needs and priorities,  each of the
Companies' sources of supply, their business plans and financial  condition,  is non-public,  proprietary,  and  confidential  and  that the  disclosure  of such information may cause each of the Companies  substantial harm.  Executive hereby agrees to keep  confidential  all  matters of such nature  entrusted  to him and agrees not to use or attempt to use any such  information in any manner that may harm or cause injury to each of the Companies.  In addition,  copies of all data files on Executive's own media must be deleted and a letter stating such must be sent to each of the Companies  promptly following the termination of Executive's employment  with each of the  Companies,  but no later than five  business  days after receiving notice from either of the Companies demanding such deletion.

            (b) Executive  agrees that upon  termination of his employment  with each of the Companies he will immediately surrender and turn over to each of the
Companies all books,  forms,  records,  reports,  lists and all other papers and writings,  including items storing  computer memory (except computer hard drives from which items  relating to each of the  Companies  and its business have been deleted),  relating to each of the Companies and their  business,  and all other property belonging to each of the Companies, it being understood and agreed that the same are solely the property of each of the Companies.

                                       10

            (c) The  provisions of this Section shall survive the expiration and termination of this Agreement.

      10. COVENANTS NOT TO COMPETE OR INTERFERE.

            (a) During his employment with each of the Companies,  and for a one year period following the termination of Executive's  employment,  the Executive will not (i) directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer,  employee,  agent, independent contractor,  consultant,  partner, shareholder, or principal of any corporation, partnership,  proprietorship, firm, association, person, or other entity engaged in  a  business  which  sells,  manufactures  or  produces  the  products  sold, manufactured  or  produced  by  each  of  the  Companies  and/or  any  of  their subsidiaries  (the "Products") at the time of the termination of the Executive's employment  under  this  Agreement  or which  otherwise  competes,  directly  or indirectly,  with each of the  Companies  or their  subsidiaries  (a  "Competing
Business"),  or (ii)  knowingly  solicit  or  accept  business  for a  Competing
Business (x) from any customer of each of the Companies,  or their subsidiaries,
(y) from any former  customer of each of the Companies,  or their  subsidiaries, who purchased any Products during the twelve months preceding the termination of the Executive's  employment  under this  Agreement,  or (z) from any prospect of each of the  Companies,  or their  subsidiaries,  with whom the Executive met to solicit or with whom the Executive discussed the sale of any Products during the twelve months preceding the termination of the Executive's employment under this
Agreement.  Executive  acknowledges  that  each of the  Companies'  sales of the
Products is national in scope.  Notwithstanding the foregoing, the Executive may own up to 1% of the outstanding  common stock of any class of common equity of a publicly traded entity provided the Executive's  role with the entity is passive in nature.

                                       11

            (b)  During  his  employment  with the  Company,  and for a two year period following the termination of Executive's  employment,  the Executive will not directly or  indirectly,  as a sole  proprietor,  member of a partnership or stockholder,  investor, officer or director of a corporation, or as an employee, agent,  associate or consultant of any person,  firm or  corporation,  induce or solicit,  or  attempt  to  induce  or  solicit,  any  employee  of either of the
Companies or its  subsidiaries  or affiliates to terminate his or his employment with  either of the  Companies  or in any way  interfere  with the  relationship between either of the Companies,  or their  subsidiaries or affiliates,  and the employee,  and  will not  solicit,  hire,  retain  or  enter  into any  business arrangements,  with or enter into any discussion to do the same, with any person working for, or independent  contractor  of, either of the  Companies,  or their subsidiaries or affiliates.

            (c) During his employment with each of the Companies,  and for a one year period following the termination of Executive's  employment,  the Executive will not directly or  indirectly  hire,  engage,  send any work to, place orders
with,   or  in  any  manner  be  associated   with  any  supplier,   contractor,
subcontractor  or other  business  relation of each of the  Companies,  or their subsidiaries or affiliates,  if such action would have a reasonably  foreseeable adverse effect on the business,  assets or financial  condition of either of the
Companies or their  subsidiaries or affiliates or materially  interfere with the relationship  between any such person or entity and either of the  Companies  or their subsidiaries or affiliates.

                                       12

            (d) It is the desire and intent of the parties  that the  provisions of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies  applied in each  jurisdiction in which  enforcement is sought.  Accordingly,  if any  particular  portion  of this  Section 10 shall be adjudicated to be invalid or unenforceable, then this Section 10 shall be deemed amended to delete  therefrom  the portion that is  adjudicated  to be invalid or unenforceable.  The  provisions  of this  Section 10 are  intended  to and shall survive the termination or expiration of this Agreement.

      11. INJUNCTIVE  RELIEF.  In addition to the remedies  available to each of the Companies,  the Executive  acknowledges  that any breach by the Executive of the provisions of Sections 9 or 10 of this  Agreement,  would cause  irreparable injury to each of the  Companies  for which there may be no  adequate  remedy at law.  In  addition  to all of the  rights  and  remedies  to  which  each of the
Companies  may be  entitled,  each of the  Companies  shall also be  entitled to
obtain  a  temporary   restraining  order  and/or  a  preliminary  or  permanent
injunction  which would  prevent the Executive  from  violating or attempting to violate any such provisions. In seeking such an order, any requirement to post a bond or other  undertaking  shall be waived.  In any  action  brought to enforce these restrictive covenants, each of the Companies shall be entitled to an award of all reasonable costs and fees incurred in bringing such an action,  including reasonable  attorney's  fees.  Nothing  herein shall be construed as prohibiting each of the  Companies  from  pursuing  any other  remedies  for such  breach or threatened breach.

                                       13

      12.  NOTICES.  All  notices,  requests,  demands and other  communications hereunder  must be in  writing  and shall be deemed to have been duly given upon delivery if  delivered  by hand,  sent by  telecopier,  facsimile  or  overnight courier,  and three (3) days  after  such  communication  is mailed  within  the continental  United  States  by  first  class  certified  mail,  return  receipt requested,  postage  prepaid,  to the other  party,  in each case  addressed  as provided in the  introduction  to this  Agreement.  Addresses  may be changed by written  notice  sent to the other  party at the last  recorded  address of that party.

      13.  INSURANCE.  Each of the  Companies  may, at its  election and for its benefit,  insure  the  Executive  against  accidental  loss  or  death,  and the
Executive shall submit to such physical examinations and supply such information as may be reasonably required in connection therewith.

      14.  AUTHORITY.  The  Executive  represents  and  warrants  that he is not subject to any agreement, understanding,  arrangement, order, judgment or decree of any kind,  or any other  restrictive  agreement or  arrangement,  which would prevent him from entering into this Agreement, or from providing the services he is expected to provide as an employee of each of the Companies  pursuant to this
Agreement, or which would be breached by the Executive executing this Agreement.
The Executive  agrees to indemnify and hold each of the Companies  harmless from and for any  liability  to each of the  Companies  arising from a breach of this representation and warranty.

      15.  ASSIGNMENT.  The  services to be rendered and the  obligations  to be performed by the Executive under this Agreement are special and unique,  and all such  services  and  obligations  and all of the  Executive's  rights under this
Agreement  are  personal  to  the  Executive  and  shall  not be  assignable  or

                                       14

transferable and any purported assignment or transfer thereof shall not be valid or binding upon each of the Companies.  However, in the event of the Executive's death  during  the  term of this  Agreement,  the  Executive's  estate  shall be entitled to receive  salary and any other  payment  due and accrued  through the date of the Executive's death and all payments due to the Executive  pursuant to the  provisions  of  Sections 5 and 7. Each of the  Companies  may  assign  this
Agreement and any and all of its rights under this Agreement to any person, firm or corporation  succeeding to the business of either of the Companies,  provided that such  successor  entity  shall  assume (by contract or by operation of law)
that Company's  obligations  under this  Agreement,  at which point such Company shall be relieved of its obligations hereunder.

      16.  WAIVER OF  BREACH.  The  waiver by  either  of the  Companies  or the
Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either of the Companies or the
Executive.

      17. AMENDMENTS. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

      18.   COMPLETE   AGREEMENT.   This   Agreement   constitutes   the  entire
understanding  between the  parties  hereto  relating  to the matters  contained herein,  and supersedes any prior  agreements,  arrangements or  understandings, whether oral or written,  relating to the employment of the Executive by each of the Companies.

                                       15

      19. HEADINGS.  The section  headings  contained herein are for convenience
purposes  only  and  shall  not  in  any  way  affect  the   interpretations  or
enforceability of any provision of this Agreement.

      20.  SEVERABILITY.  The invalidity or unenforceability of any provision of this  Agreement,  whether  in whole or in part,  shall not in any way affect the validity and/or  enforceability  of any other provision  herein  contained.  Any invalid or  unenforceable  provision shall be deemed  severable to the extent of any such invalidity or unenforceability.

      21.  COUNSEL.  It is  acknowledged  by the  Executive  that he has had the opportunity to be represented by counsel of his choosing in connection  with the negotiation and execution of this Agreement.

      22.  GOVERNING  LAW.  This  Agreement  and  all  matters   concerning  its
interpretation,  performance,  or the enforcement  hereof,  shall be governed in accordance with the laws of the State of New York, without regard to conflict of law principles.

      23.  JURISDICTION.  Each of the  parties  hereto  hereby  irrevocably  and unconditionally  submits to the exclusive  jurisdiction  of any state or federal court  sitting  in the  County of New York,  State of New York,  and each of the parties hereto hereby  irrevocably and  unconditionally  agrees that any and all claims  which  arise out of or relate to this  Agreement  or to the  Executive's employment  with each of the Companies shall be heard and determined in any such court.  Each of the parties hereto  irrevocably and  unconditionally  waives any objection  that either of them may now or  hereinafter  have to the venue of any suit,  action or proceeding  arising out of or relating to this  Agreement or to the  Executive's  employment  with each of the Companies in any state or federal court sitting in New York County.  Each of the parties hereto hereby irrevocably waives,  to the fullest extent  permitted by law, the defense of an inconvenient

                                       16

forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto  irrevocably  waives the right to a trial by jury and each of the parties irrevocably  consents to service of process by first class certified mail, return receipt  requested,  postage prepaid,  to the address at which such party is to receive notice in accordance with Section 12.

      24.  EXPENSES.  In the event that either of the Companies or the Executive incurs  expenses in  connection  with the  enforcement  of this  Agreement,  the prevailing  party  shall  be  entitled  to  recover  all  expenses  incurred  in connection with such enforcement of this Agreement from the non-prevailing party including, without limitation, reasonable attorneys' fees.

      25.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts with each counterpart considered as an original.

      26. DUPLICATIVE  PAYMENTS AND BENEFITS NOT INTENDED.  For the avoidance of doubt, all payments due and benefits recited hereunder are the joint and several obligation of each of the Companies, and under no circumstance shall any payment or benefit be provided to Executive by either  Company as a duplicative  payment or benefit.

      IN WITNESS  WHEREOF,  the parties  hereto have executed and delivered this
Agreement as of the day and year first above written.

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[SIGNATURE PAGE TO MCCABE EMPLOYMENT AGREEMENT]

                                                EXECUTIVE

                                                /s/ Jim McCabe
                                                --------------------------------
                                                Jim McCabe

                                                WHX CORPORATION

                                                By: /s/ Glen Kassan
                                                    ----------------------------
                                                    Name: Glen Kassan
                                                    Title: CEO

                                                HANDY & HARMAN

                                                By: /s/ Glen Kassan
                                                    ----------------------------
                                                    Name: Glen Kassan
                                                    Title: Director

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